UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 18, 2018

Altice USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 8, 2018, Altice N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Altice N.V.”) ultimately controlled by Patrick Drahi through Next Alt S.à r.l. (“Next Alt”), announced that it intended to effect a separation of Altice USA, Inc., a Delaware corporation (“Altice USA”) and Altice N.V. (the “Separation”) by means of a pro-rata distribution in kind of substantially all of the shares of common stock of Altice USA owned directly or indirectly by Altice N.V. to the Altice N.V. shareholders (the “Distribution”).

Following the Distribution, Altice USA and Altice N.V. will operate independently, and Altice N.V. will no longer own a controlling equity interest in Altice USA. On May 18, 2018, Altice USA entered into a Master Separation Agreement with Altice N.V. (the “Master Separation Agreement”), which sets forth the agreements between Altice USA and Altice N.V. regarding the principal actions to be taken in connection with the Separation and other agreements that govern certain aspects of the relationship between Altice USA and Altice N.V. following the Separation.

Transfer of Assets and Retention of Liabilities

The Master Separation Agreement identifies the assets and liabilities of Altice USA and Altice N.V. that Altice USA and Altice N.V. will hold following the Distribution.  The Master Separation Agreement generally provides that the assets comprising Altice USA’s business will consist of those owned or held by Altice USA or those exclusively related to Altice USA’s current business and operations. The liabilities that Altice USA will retain in connection with the Separation will generally consist of those related to the past and future operations of Altice USA’s business. Altice N.V. will retain assets and liabilities related to the businesses now or formerly conducted by Altice N.V., other than those assets and liabilities identified as being retained by Altice USA. The Master Separation Agreement requires the parties to cooperate with each other to complete these transfers of assets. If any transfer of assets is not consummated as of the Distribution, then, until the transfer can be completed, each party will take such actions as are reasonably requested by the other party in order to place such party in the same position as if such asset had been transferred.

Representations and Warranties

Neither Altice USA nor Altice N.V. make any representations or warranties to the other regarding the separation of Altice USA from Altice N.V., including regarding any consents or approvals that may be required in connection with the Distribution. Except as expressly set forth in the Master Separation Agreement, all assets will be transferred on an “as is”, “where is” basis.

Further Assurances

Altice USA and Altice N.V. will use commercially reasonable efforts to effect any transfers contemplated by the Master Separation Agreement that have not been consummated prior to the Distribution as promptly as practicable following the date on which the Distribution becomes effective (the “Distribution Date”).

Conditions

The Master Separation Agreement provides that the following conditions must be satisfied or waived (to the extent permitted by applicable law) by Altice N.V. in its sole and absolute discretion before the Distribution can occur:

•                  approval of Altice N.V. shareholders at the Annual General Meeting of Altice N.V. of (i) the distribution in kind of shares of common stock of Altice USA owned directly or indirectly by Altice N.V. to holders of Altice N.V.’s common shares A and common shares B, and (ii) the board resolution approving the change in identity and character of the business of Altice N.V. resulting from the Distribution;

•                  the receipt of approvals from, or notices to, certain federal and state authorities in the United States, including the Federal Communications Commission and the U.S. Department of Justice;

•                  a Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Altice USA in connection with the Separation (the “Registration Statement”) being declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

•                  the prospectus prepared by Altice USA in connection with the Distribution for the purposes of Article 3 of Directive 2003/71/EC of the European Parliament and the Council being approved by the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten);

•                  the entry into the Master Separation Agreement, the entry into a stockholders’ agreement among Altice USA, Next Alt and certain other parties and the entry into, amendments to or termination of various arrangements between Altice N.V. and Altice USA;

•                  (i) Altice USA’s Third Amended and Restated Certificate of Incorporation having been approved and adopted by the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of Altice USA, (ii) Altice USA having mailed or caused to be mailed to Altice USA stockholders an Information Statement on Schedule 14C with respect to such approval and adoption, and the 20-day waiting period under Regulation 14C under the Securities Exchange Act of 1934 having been elapsed, and (iii) Altice USA having filed or caused to be filed with the Secretary of State of the State of Delaware the Third Amended and Restated Certificate of Incorporation following the completion of the 20-day waiting period under Regulation 14C under the Securities Exchange Act of 1934;

•                  the absence of any law or any governmental order issued by a governmental authority of competent jurisdiction being in effect that enjoins or makes illegal the Separation; and

•                  the declaration and payment of a one-time $1.5 billion dividend to Altice USA stockholders as of a record date prior to the Distribution.

Altice N.V. shall, in the sole and absolute discretion of the Altice N.V. board of directors, determine the record date for the Distribution, the Distribution Date and, subject to Altice USA’s Related-Party Transaction Approval Policy, all terms of the Distribution, including the form, structure and terms of any transactions and/or offerings to effect the Distribution and the timing of and conditions to the consummation thereof. In addition, Altice N.V. may at any time and from time to time until the Distribution decide to abandon or modify the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution or, subject to Altice USA’s Related-Party Transaction Approval Policy, modifying or changing the terms of the Distribution if, at any time, the Altice N.V. board of directors determines, in its sole and absolute discretion, that the Distribution is not in the best interests of Altice N.V. or its shareholders or is otherwise not advisable.

Exchange of Information

Altice USA and Altice N.V. have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. Altice USA and Altice N.V. have also agreed to retain such information until the later of the seventh anniversary of the Distribution and the expiration of the relevant statute of limitations. Each party has also agreed to provide to the other party and its auditors reasonable assistance in connection with the preparation of any disclosure regarding related party transactions so long as each party is controlled by any of Next Alt, A4 S.A., an entity controlled by the family of Mr. Drahi, Mr. Drahi (or his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit) or any of their affiliates.

Termination

Altice N.V., in the sole and absolute discretion of the Altice N.V. board of directors, may terminate the Master Separation Agreement at any time prior to the Distribution.

Release of Claims

Altice USA and Altice N.V. have each agreed to release the other and its respective affiliates and the other’s directors, officers, agents and employees, and each of their respective heirs, executors and administrators, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Distribution. These releases are subject to certain exceptions set forth in the Master Separation Agreement.

Indemnification

Altice USA and Altice N.V. have each agreed to indemnify the other and its respective subsidiaries and each of the other’s and its subsidiaries’ directors, officers, employees and agents, against certain liabilities incurred in connection with the Distribution. The amount of either Altice N.V.’s or Altice USA’s indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Master Separation Agreement also specifies procedures regarding claims subject to indemnification.

Insurance

The Master Separation Agreement provides for the allocation between Altice USA and Altice N.V. of rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and sets forth procedures for the administration of insured claims and certain other insurance matters.

Dispute Resolution

The Master Separation Agreement contains provisions that govern the resolution of disputes, controversies or claims that may arise between Altice USA and Altice N.V. related to the Master Separation Agreement and the other ancillary agreements entered into in connection with the Separation. These provisions provide that efforts will be made to resolve disputes, controversies and claims by elevation of the matter to senior executives of Altice USA and Altice N.V. If such efforts are not successful, either Altice USA or Altice N.V. may submit the dispute, controversy or claim to binding arbitration, subject to the provisions of the Master Separation Agreement.

Tax Matters

Altice USA and Altice N.V. have each agreed to indemnify the other for any liability for taxes of any member of the party’s respective group or certain taxes imposed on any member of the party’s group that are attributable to a pre-Distribution tax period. Altice USA and Altice N.V. have also agreed to cooperate with each other in connection with any tax matters relating to the Altice USA and Altice N.V. groups, respectively, including preparation and filing of certain tax returns.

The foregoing summary of the Master Separation Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Master Separation Agreement.  A copy of the Master Separation Agreement will be filed with the SEC as an exhibit to Altice USA’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: May 24, 2018	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel